CitiMortgage, Inc.
Capital Markets
1000 Technology Drive
O'Fallon, MO 63368-2240

www.citimortgage .com

1123 - Servicer Compliance Statement
2006 Transactions

I, Herb Gover, Executive Vice President North American Consumer Asset Operations, certify that:

(a) A review of CitiMortgage, Inc. (the "Servicer") activities during the 12 month period ending December 31, 2006 ("Reporting Period") and of its performance under the

(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout the Reporting Period.

February 27, 2007

By: /s/ Herb Gover
Name: Herb Gover
Title: Executive Vice President, North American Consumer Asset Operations

CitiMortgage, Inc. does business as Citicorp Mortgage in NM.	A member of citigroup

    Schedule A
  1123-2006 SEC Listed transactions

Security	Investor Code	Primary Servicer	Master Servicer	Trust Administrator
Bayview 2006-A	9059	X
Bayview 2006-B	9075	X
CMALT 2006-A1	9137-9142	X		X
CMALT 2006-A2	9151-9154	X		X
CMALT 2006-A3	9171-9176	X		X
CMALT 2006-A4	9177-9182	X		X
CMALT 2006-A5	9183-9190	X		X
CMALT 2006-A6	9202-9206	X		X
CMALT 2006-A7	9215-9220	X		X
CMLTI 2006-4	-		X	X
CMLTI 2006-AR1	-		X	X
CMLTI 2006-AR2	-		X	X
CMLTI 2006-AR3	9063-1	X	X	X
CMLTI 2006-AR5	9063	X	X	X
CMLTI 2006-AR6	9063	X	X	X
CMLTI 2006-AR7	9063	X	X	X
CMLTI 2006-AR8	9063	X	X	X
CMLTI 2006-AR9	-		X	X
CMSI 2006-01	9127-9136	X		X
CMSI 2006-02	9143-9150	X		X
CMSI 2006-03	9155-9162	X		X
CMSI 2006-04	9163-9170	X		X
CMSI 2006-05	9191-9197	X		X
CMSI 2006-06	9198-9201	X		X
CMSI 2006-07	9207-9214	X		X
CRMSI 2006-1	60010	X		X
CRMSI 2006-2	60020	X		X
CRMSI 2006-3	60030	X		X
CS ARMT 2006-3	9067-1	X
LMT 2006-2	9060-1	X
MLMI 2006-A2	9065	X
MLMI 2006-A4	9066-1	X
MLMI 2006-AF1	9071	X
MLMI 2006-AF2	9072	X
SLC Student Loan Trust 2006-1	-			X
SLC Student Loan Trust 2006-2	-			X
SLC Student Loan Trust 2006-A	-			X
WMALT 2006-06	7589-1	X
BANC OF AMERICA FUNDING 2006-6 TRUST	-		X
BANC OF AMERICA FUNDING 2006-5 TRUST	-		X
HSI ASSET CORPORATION TRUST 2006-HE2	-		X
HSI ASSET LOAN OBLIGATION TRUST 2006-2	-		X